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                                                                  Exhibit 99


WILLIAM D. EDWARDS, JR. APPOINTED TO SIBONEY CORPORATION BOARD OF DIRECTORS


St. Louis, MO - December 20, 2002 - Siboney Corporation (OTC BB: SBON) announced today the appointment of William D. Edwards, Jr. to its Board of Directors.

Mr. Edwards is currently Chief Operating Officer of G.A. Sullivan Company, a privately held information technology consulting and software development company based in St. Louis. In his position, Mr. Edwards oversees the day-to-day operations of G.A. Sullivan's six locations, responsible for sales, marketing, recruiting, information systems and accounting. Prior to joining G.A. Sullivan, Mr. Edwards was a partner with Grant, Thornton and Company, an international accounting and management consultant firm.

Tim Tegeler, Board Chairman of Siboney, commented: "We are very pleased that Bill Edwards has joined Siboney as a member of the Board. His broad business experience, coupled with his familiarity with computer and software related programs, brings a valuable addition to our Board."

Siboney Corporation, through its wholly owned subsidiary Siboney Learning Group, is a publisher and distributor of educational software primarily for schools, grades Kindergarten through 12.


Contact:
Siboney Corporation, St. Louis
Tim Tegeler, 314-822-3163